Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sequenta Inc., 2008 Stock Plan, Adaptive Biotechnologies Corporation 2009 Equity Incentive Plan, Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan, and Adaptive Biotechnologies Corporation 2019 Employee Stock Purchase Plan of our report dated March 29, 2019, with respect to the financial statements of Adaptive Biotechnologies Corporation included in its Registration Statement (Form S-1 No. 333- 231838) and related Prospectus filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

June 28, 2019